Exhibit 99.1

QUANTUM ENERGY SOLUTIONS, INC.

FINANCIAL STATEMENTS

Years Ended December 31, 2009 and 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Quantum Energy Solutions, Inc.

Davis, California

We have audited the accompanying balance sheets of Quantum Energy Solutions, Inc. as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quantum Energy Solutions, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Quantum Energy Solutions, Inc. will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has working capital and stockholders’ deficits.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
December 15, 2010

QUANTUM ENERGY SOLUTIONS, INC.
BALANCE SHEETS
As of December 31, 2009 and 2008

	2009	2008

ASSETS

CURRENT ASSETS
Cash	$126,940	$33,129
Trade accounts receivable, net	-	222,031
Deposits	-	71,455
TOTAL CURRENT ASSETS	126,940	326,615

FIXED ASSETS, NET of accumulated depreciation of $3,573 and $1,786	-	1,787
TOTAL ASSETS	$126,940	$328,402

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Trade accounts payable	$90,885	$101,179
Line of credit	35,899	28,480
Advances - related party	109,951	6,000
TOTAL CURRENT LIABILITIES	236,735	135,659

Commitments and contingencies	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.10 par value, 100,000 shares authorized, and 10,000 shares issued and outstanding	1,000	1,000
Additional paid-in capital	64,937	55,472
Accumulated earnings (deficit)	(175,732)	136,271
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(109,795)	192,743

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$126,940	$328,402

See accompanying notes to the financial statements.

QUANTUM ENERGY SOLUTIONS, INC.
STATEMENTS OF OPERATIONS
Years Ended December 31, 2009 and 2008

	2009	2008

REVENUES	$239,582	$1,032,856
COST OF REVENUES	176,003	661,250
GROSS PROFIT	63,579	371,606

OPERATING EXPENSES
General and administrative	331,415	400,190
Depreciation	1,786	1,786
TOTAL OPERATING EXPENSES	333,201	401,976

OTHER EXPENSES
Interest expense	2,928	3,498
NET LOSS	$(272,550)	$(33,868)

Net loss per common share – basic and diluted	$(27.26)	$(3.39)

Weighted average number of common shares outstanding – basic and diluted	10,000	10,000

See accompanying notes to the financial statements.

QUANTUM ENERGY SOLUTIONS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
Years Ended December 31, 2009 and 2008

	Common Stock		Additional Paid-In Capital	Accumulated Earnings (Deficit)	Total

BALANCE, December 31, 2007	10,000	$1,000	$54,657	$218,392	$274,049

NET LOSS	-	-	-	(33,868)	(33,868)

CASH CONTRIBUTIONS FROM OWNERS	-	-	815	-	815

CASH DISTRIBUTIONS TO OWNERS	-	-	-	(48,253)	(48,253)

BALANCE, December 31, 2008	10,000	1,000	55,472	136,271	192,743

NET LOSS	-	-	-	(272,550)	(272,550)

CASH CONTRIBUTIONS FROM OWNERS	-	-	9,465	-	9,465

CASH DISTRIBUTIONS TO OWNERS	-	-	-	(39,453)	(39,453)

BALANCE, December 31, 2009	10,000	$1,000	$64,937	$(175,732)	$(109,795)

See accompanying notes to the financial statements

QUANTUM ENERGY SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2009 and 2008

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(272,550)	$(33,868)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	1,786	1,786
Changes in operating assets and liabilities:
Trade accounts receivable	222,031	(119,282)
Work in process	-	76,224
Trade accounts payable	(10,293)	(125,928)
NET CASH USED IN OPERATING ACTIVITIES	(59,026)	(201,068)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	-	(3,573)
Proceeds (payments) on deposits	71,455	(71,455)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	71,455	(75,028)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings on line of credit	27,200	-
Repayments on line of credit	(19,781)	(9,103)
Proceeds from advances – related party	103,951	-
Distributions to owners	(39,453)	(48,253)
Contributions from owners	9,465	815
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	81,382	(56,541)

NET INCREASE (DECREASE) IN CASH	93,811	(332,637)
CASH AT BEGINNING OF YEAR	33,129	365,766
CASH AT END OF YEAR	$126,940	$33,129

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid	$2,928	$3,498
Income taxes paid	$-	$-

See accompanying notes to the financial statements.

Quantum Energy Solutions, Inc.
Notes to Financial Statements

NOTE 1—NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Quantum Energy Solutions (“the Company” or “Quantum”) was one of the first energy management companies in the United States to specialize in energy efficiency. The Company implements and manages full-scale, energy-efficient lighting, building envelope, building operational, energy management and HVAC solutions, in concert with industry-leading partners. Services include:

- Delivering smart, simple, systematic and sustainable energy efficiency solutions

- Utility company program administration and marketing

- Detailed financial and technical auditing services

- Design engineering

- Project development and bid document creation

- Project management

- Construction and implementation

- Facilitation of project financing

- Rebate and incentive processing

- Monitoring and verification of energy savings

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Actual results may differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Trade Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Individual account balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.

Revenue Recognition

The Company's revenue is derived primarily from providing services under verbal fixed-fee arrangements. Revenue is recognized when it is earned, typically when our services have been rendered.  Upon execution of an agreement, if services have not been provided then the amount to be paid under such agreement is recorded as deferred revenue on the balance sheet and is reclassified as revenue on the statement of operations after services have been provided and such revenue earned. Any amount that has been earned, but not yet billed, is recorded as Work in process or unbilled at the balance sheet date.

Income Taxes

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Subsequent Events

The Company has evaluated all transactions through December 20, 2010 for subsequent event disclosure consideration.

Recent Accounting Pronouncements

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on their financial position, results of operations or cash flows.

NOTE 2—GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.  The Company has a working capital deficit of $109,795 and an accumulated deficit of $175,732 as of December 31, 2009.  In addition, the Company has generated recurring losses of $272,550 and $33,868 in 2009 and 2008, respectively.

The Company entered into an asset sales agreement with OCTuS, Inc., a publicly traded company, as described in our subsequent events in note 6.

NOTE 3—TRADE ACCOUNTS RECEIVABLE AND DEPOSITS

Trade accounts receivable as of December 31, 2009 and 2008 are $0 and $222,031, respectively, and does not include a reserve for allowance for doubtful accounts as none was determined to be required.

A security deposit of $71,455 was made to a bonding company for a project as of December 31, 2008.  The security deposit was refunded in December 2009 upon completion of the project.

NOTE 4—LINE OF CREDIT

The Company's line of credit consists of the following:

	2009	2008
Line of credit with variable interest rates	$35,899	$28,480

The line of credit is payable on demand with a variable interest rate of Wall Street Journal Prime Rate plus 4%, 7.25% at December 31, 2009, and a maximum credit limit of $50,000.  During the years ended December 31, 2009 and 2008, $19,781 and $9,103 in principal payments were made and $27,200 and $0 in proceeds were received, respectively.  Interest expense for the years ended December 31, 2009 and 2008 totaled $2,928 and $3,498, respectively.

NOTE 5—RELATED PARTY TRANSACTIONS

During the years ended December 31, 2009 and 2008, a shareholder made non-interest bearing, unsecured advances to the Company totaling $103,951 and $0, respectively. The advances are payable on demand.  No principal payments were made during the years ended December 31, 2009 and 2008.  On June 10, 2010, these advances were formalized into a 3-year promissory note of $130,000.

During the years ended December 31, 2009 and 2008, $39,453 and $48,253 in cash distributions were paid from equity to shareholders and $9,465 and $815 were contributed to equity from the shareholders, respectively.

NOTE 6—SUBSEQUENT EVENTS

On June 10, 2010, OCTuS entered into an Asset Purchase Agreement and related agreements with Quantum.

The purchase price included 150,000 shares of OCTuS common stock, valued at $7,500 on the date of the transaction closing which was June 10, 2010, at $0.05, plus assumption of approximately $62,891 in accounts payable and accrued expenses; assumption of a line of credit facility with a balance of $45,253 and assumption of a $130,000 of related party advances formalized into a 3-year promissory note with an interest rate of 6%, monthly payments of 3,955, and secured by the assets of OCTuS.